                                                                EXHIBIT 10.32

                            PATENT LICENSE AGREEMENT


This Patent License Agreement is made and entered into as of September 5, 1997, by and between GEMPLUS SCA, incorporated under the laws of France, having its head office located Pare d'Activite de la Plaine de Jouques, Avenue du Pic de Bertagne, 13420 Gemanos, France, represented by Mr. Marc LASSUS, (hereinafter referred to as "GEMPLUS" which for purposes of this Patent License Agreement includes all current subsidiaries, parents or affiliates controlling, controlled by or under common control with GEMPLUS), and

SCM MICROSYSTEMS, INC., a Delaware corporation, having its head office located 131 Albright Way, Los Gatos, CA 95032, USA, represented by Mr. Robert SCHNEIDER, (hereinafter referred to as "SCM" which for purposes of this Patent License Agreement includes all current subsidiaries, parents or affiliates controlling, controlled by or under common control with SCM MICROSYSTEMS, INC.)

                                    PREAMBLE

Whereas SCM has marketed and is still selling PCMCIA products which GEMPLUS alleges to be infringing certain intellectual property rights belonging to GEMPLUS.

Whereas GEMPLUS has started a legal action against SCM before the Court of Marseille, claiming patent infringement.

Whereas SCM and GEMPLUS desire to resolve the matter in friendly terms by entering into certain agreements, including this Patent License Agreement.

NOW THEREFORE GEMPLUS AND SCM HEREBY AGREE AS FOLLOWS:

SECTION 1 - DEFINITIONS

The following definitions shall apply to this Agreement:

"GEMPLUS PATENTS" shall mean the patents and patent applications as listed in Exhibit A attached to this Agreement, and/or any divisions, extensions, continuations, continuations-in-part or reissues thereof.

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"SCM PATENTS" shall mean the SCM patents and patent applications as listed in Exhibit B attached to this Agreement, and/or any divisions, extensions, continuations, continuations-in-part or reissues thereof. "SCM PATENTS" shall include certain patents and/or patent applications not owned by SCM, but for which SCM has been granted or has the option to be granted access through license rights with a right to sublicense, but shall exclude patents and/or patent applications for which SCM has no current right(s) to sublicense provided that (i) SCM identifies to Gemplus such non-sublicensable patents or patent applications within ten (10) days of the date of this Agreement, and
(ii) SCM uses reasonable efforts to obtain sublicense rights for such patents or patent applications requested by Gemplus. SCM patents shall also exclude inventions listed on Exhibit B hereto as "planned-for-filing" unless an application covering such invention(s) is filed on or before December 31, 1997.

"LICENSED PATENTS" shall mean either SCM PATENTS or GEMPLUS PATENTS, as the case may be.

"LICENSED PRODUCTS" means any and all products and/or devices which employ or are produced by the practice of inventions claimed in the Licensed Patents, and if made, used or sold in the absence of the license granted under this Agreement would infringe one or more of the Licensed Patents. [*] means the [*] of any Licensed Product, [ * ].

"Sell", "sold", "sale" means to sell, lease, issue or otherwise dispose of the Licensed Products to end users, either directly or through the use of distributors. A sale shall be deemed to have occurred as of the date of shipment by SCM or on the date of dispatch of a bill or invoice, whichever occurs first.

"TERRITORY" shall mean any country where any of the GEMPLUS PATENTS is filed.

SECTION 2 - GRANT OF LICENSE

2.1. GEMPLUS hereby grants to SCM and SCM hereby accepts from GEMPLUS, upon terms and conditions specified herein, a non-exclusive, worldwide, non-transferable license under the GEMPLUS PATENTS, to develop, make, have made for sale by it, directly or through its original equipment manufacturers ("OEMs") and other distribution channels, to use and to sell products and/or devices which employ or are produced by the practice of inventions claimed in GEMPLUS PATENTS, and if made, used or sold in the absence of the license granted under this Agreement would infringe one or more of the GEMPLUS PATENTS.

Such license is to be effective throughout the period of pendency of the GEMPLUS PATENTS and to the end of the full term of each of the GEMPLUS PATENTS. The License granted to SCM is granted without the right to sublicense.

2.2 SCM MICROSYSTEMS INC. hereby grants to GEMPLUS and GEMPLUS hereby accepts from SCM, upon terms and conditions specified herein, a non-exclusive, worldwide, non-transferable license, under the SCM PATENTS, to develop, make, have made for sale by it, directly or through its original equipment manufacturers ("OEMs") and other distribution channels, to use and to sell products and/or devices which employ or are produced by the practice of inventions claimed in the SCM PATENTS, and if made, used or sold in the absence of the license granted under this Agreement would infringe one or more of the SCM PATENTS.

Such license is to be effective throughout the period of pendency of the SCM PATENTS and to the end of the full term of each of the SCM PATENTS.

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
    THE COMMISSION, CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

The license granted to GEMPLUS is granted without the right to sublicense.

SECTION 3 - CONSIDERATION

3.1     In consideration of the license granted by GEMPLUS to SCM under Section
2.1 above, SCM hereby agrees to pay a running royalty per each unit of Licensed Product manufactured and/or sold by SCM in the Territory and calculated on the [*] of such Licensed Product, according to TABLE 1 below.

Up to a cumulative royalty amount of US $[*] to be calculated according to Table 1 below, the royalties shall be deemed to have been prepaid.

Any royalty beyond the initial prepaid US $[*] shall be due and paid to GEMPLUS as provided for below:

The royalty rate applied to Licensed Products is calculated according to the application field for which the Licensed Product is to be used. Two Application Fields are defined:

- - Application Field called [*], defined as Licensed Products used in [*] applications and/or appliances;

- - Application Field called [*], defined as Licensed Products used in connection with any application not defined as [*], such as, without limitation, [*] applications.

                                    TABLE 1

Cumulative [ * ] of Product             [*] Royalty Rate (%)             [*] Royalty Rate (%)
- -------------------------------         --------------------            ------------------------
[*]                                            [*]                               [*]

3.2 The license from SCM to GEMPLUS under Section 2.2 above is granted in consideration for a lumpsum of [*], fully prepaid.

3.3     Royalty payments

All royalties to GEMPLUS shall be in US$ and shall be exclusive of taxes and SCM agrees to bear and be responsible for the payment of all such taxes, including, but not limited to, all sales, use, rental receipt personal property or other taxes and their equivalents which may be levied or assessed in connection with this Agreement excluding only taxes based on GEMPLUS's net income.

- --------------------

* CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILLED SEPARATELY WITH THE COMMISSION, CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Within thirty (30) days after the end of each calendar quarter, SCM shall submit a royalty report which shall be certified by an authorized representative of SCM and shall state the number of Licensed Products manufactured and/or sold in the Territory and the corresponding aggregate royalties.

All royalty payments are due to GEMPLUS for each calendar quarter within thirty
(30) days after receipt of the royalty report.

It is agreed by the Parties that all computations relating to determination of the amounts of royalties due and payable under the Agreement shall be made in accordance with internationally recognized and generally accepted accounting principles.

During the term of this Agreement, SCM shall maintain complete and accurate records with respect to the sales of Licensed Products. GEMPLUS shall be entitled upon ten (10) days prior written notice to audit the records of SCM at any time during the term of this Agreement but no more than once a year and for the sole purpose of confirming the accuracy of payments due hereunder. Any such audit shall be performed during normal business hours and at GEMPLUS's expenses, provided, however, if such audit reveals any underpayment of five percent (5%) or more of the amount that should have been paid to GEMPLUS for the period audited, then SCM shall bear the expense of such audit.

If any payment due to GEMPLUS is delayed, GEMPLUS reserves the right to charge interest on a date to date basis from the original due date at one percentage point higher than the prime interest rate as quoted by the head office of Citibank N.A., New York, at the close of banking on such date, and to suspend shipments or require cash on delivery for any subsequent deliveries hereunder.

SECTION 4 - IMPROVEMENTS

4.1.1. If at any time during the term of this Agreement any improvement to any GEMPLUS PATENTS is specified by GEMPLUS, GEMPLUS may file an application for such improvement and the provisions of this License Agreement shall apply to any such application and patented improvements provided that such improvement is made within 5 years after the effective date of this Agreement. Both parties will consider the possibility to enter into a new licensing agreement regarding improvements patented after the five year period.

4.1.2. If at any time during the term of this Agreement any improvement to any SCM PATENT, is specified by SCM, SCM may file an application for such improvement and the provisions of this License Agreement shall apply to such application and patented improvements provided that such improvements are made within 5 years of the effective date of this Agreement. Both parties will consider to enter into a new licensing agreement regarding improvements patented after the five year period.

For the purposes of this Section 4, an improvement is defined as any patentable improvement to the LICENSED PATENTS which legally depends on the LICENSED PATENTS, meaning that such patentable improvement cannot be used, implemented and otherwise disposed of without infringing one or more of the claims of the initial LICENSED PATENTS.

Section 5 - Maintaining obligations

GEMPLUS and SCM hereby undertake to use reasonable commercial efforts to maintain at all times and at their respective expenses their respective LICENSED PATENTS in the countries where may have been filed except where the final Patent(s) are not issued by the relevant patent office.

Section 6 - Warranty and liability

GEMPLUS warrants and represents that: (i) it owns and has all valid right, title and interest in and to the GEMPLUS PATENTS, (ii) it will diligently prosecute the applications for the GEMPLUS PATENTS, and (iii) there is no existing or threatened litigation pending against GEMPLUS with respect to the GEMPLUS PATENTS.

SCM warrants and represents that: (i) except as set forth in the definition of "SCM PATENTS" in Section 1 of this Agreement and in Exhibit B attached hereto, SCM owns or possesses sufficient legal rights, title and interest in and to the SCM PATENTS, (ii) it will diligently prosecute the applications for the SCM PATENTS, and (iii) there is no existing or threatened litigation pending against SCM with respect to the SCM PATENTS.

The parties agree that nothing in this Agreement is or shall be construed as:
(i) a warranty or representation by either party as to the validity or scope of the LICENSED PATENTS; (ii) any warranty or representation by either party that anything made, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties; (iii) an obligation on the part of either party to bring or prosecute actions or suits against third parties for infringement; or (iv) granting by implication, estoppel or otherwise any licenses under the patents owned by either party other than the LICENSED PATENTS.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, GEMPLUS AND SCM MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF DEVICES THAT PRACTICE THE LICENSED PATENTS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS.

Any warranty made by one party to its customers, users of Licensed Products or any third-parties are made by such party alone and shall not bind the other party or be deemed or trusted as having been made by the other party, and service of any such warranty shall be the sole responsibility of the party having made the warranty.

Section 7 - Name - Trademarks

Each party shall legibly mark the Licensed Products with the relevant patent or application numbers or markings to satisfy the laws of each country of the Territory with the intent that neither party shall be precluded from claiming any loss or damages in any action.

Nothing in this Agreement shall be construed as granting to SCM any right or privilege to use the trademarks, tradenames or logos of GEMPLUS, and nothing in this Agreement shall be construed as granting to GEMPLUS any right or privilege to use the trademarks, tradenames or logos of SCM.

SECTION 8.  TERM -- TERMINATION

8.1 This Agreement shall come into force and effect on the date of its signature by both parties and shall expire, unless earlier terminated as provided for in paragraph 8.2 below, or as otherwise stated in this Agreement, on the expiration date of the last to expire of the LICENSED PATENTS.

8.2 Either party (the "Terminating Party") shall have the right to terminate this Agreement -- (i) upon written notice if the other party (the "Terminated Party") defaults in the performance of any of the material terms or conditions of this Agreement and shall fail to remedy such default within (30) days after receipt of notice in writing from the other party of the default complained of, which notice shall specify the details of such default and of the intention of the party serving the notice to terminate this Agreement under this paragraph, unless such default is so remedied; or

     -- (ii) immediately without notice, if the Terminated Party becomes insolvent or goes into liquidation or receivership or is admitted to the benefits of any procedure for the settlement or postponement of any debts or is declared bankrupt or ceases to do business.

8.3 Effect of Termination: Upon termination of this Agreement by one party under paragraph 8.2, the license granted by the Terminating Party under its LICENSED PATENTS and/or its patented improvements if any, shall terminate and be of no further effect, but any license granted by the Terminated Party under its LICENSED PATENTS and its patented improvements if any, shall survive in accordance with the terms of this Agreement.

8.4  Surviving any expiration or termination of this Agreement are

      (i) SCM's obligation to continue submitting reports and making payment of royalties accrued prior to expiration or termination, as described in
          Section 3;

     (ii) The provisions of Sections 3.3, 6, 7, 9, 10 and 12.

Section 9 - Limitation of liability

In no event shall either party be liable to the other party or any third parties for indirect, special or consequential damages, including without limitation, any damage or injury to business earnings, profits or goodwill suffered by any person arising from any use of the LICENSED PATENTS, no matter what theory of liability.

The provisions of this Section 9 allocate the risks under this Agreement between GEMPLUS and SCM and the parties have relied upon the limitations set forth herein in determining whether to enter into this Agreement.

Section 10 - Applicable law - Disputes

This Agreement shall be governed by and construed in accordance with the laws of France, without any reference to the choice-of-law provisions.

Section 11 - Notices

All notices, reports, requests, approvals and other communications required or permitted under this Agreement must be in writing. They will be considered as given (a) when delivered personally, (b) when sent by facsimile, or (c) twenty-four (24) hours after having been sent by commercial overnight courier with written verification of receipt. All such notices shall be addressed as follows:

SCM MICROSYSTEMS, INC.
131 Albright Way, Los Gatos, CA 95032, USA

and if to GEMPLUS, addressed to:

GEMPLUS SCA, Legal Department
Parc d'Activites de la Plaine de Jouques, Avenue du Pic de Bartagne, 13420 Gemenos, France

or to such other addresses either Party shall from time to time, furnish in writing to the other for such purpose.

Section 12 - Miscellaneous

12.1. This Agreement and the Exhibits thereto constitutes the complete and final agreement between the parties with respect to the subject matter hereof and supersedes all previous understanding relating to the subject matter hereof whether oral or written.

12.2. Any modifications of or amendment to this Agreement requires written form signed by duly authorized representatives of both parties.

12.3. If any provision of this Agreement should now or in the future be considered as ineffective or void, this shall not affect the validity of the remaining provisions. Any invalid provisions shall be replaced by lawful and legally effective provisions suited to achieve the legal and economic results intended by the ineffective provisions. This shall also apply for any omission in this Agreement to be remedied.

12.4. This Agreement shall not be assignable without the prior written consent of the other party. This Agreement shall be binding upon all legal successors and assigns of the parties.

12.5. Each Party undertakes to treat the terms and conditions of this Agreement as strictly confidential and not disclose them to any third party other than its attorneys, accountants, bankers and investors or potential investors, neither completely nor partially, without the prior written consent of the other Party or otherwise as required by Law.

12.6. SCM and GEMPLUS agree to comply with all Export Administration Regulations of the United States Department of State, and all other United States government regulations relating to the export of technical data and equipment and products produced therefrom, which are applicable to SCM or GEMPLUS with regard to any distribution of the Licensed Products by SCM or GEMPLUS under the Licensed Patents.

12.7. Nothing herein contained shall be construed to require SCM or GEMPLUS to exploit the rights licensed hereunder.

12.8. It is understood and agreed that, notwithstanding any other provisions of this Agreement, breach of this Agreement may cause the other party irreparable damage for which recovery of money would be inadequate, and that the non-breaching party shall therefore be entitled, in addition to any other remedies available to it at law or in equity, to seek injunctive relief to protect such party's rights under this Agreement.

12.9. The failure of either party to enforce any provision of this Agreement shall not be deemed to be a waiver of that provision.

12.10 Any dispute under this Agreement shall be settled by arbitration under the Rules of ICC Arbitration. The arbitrator shall have authority to act as amiable compositeur, and the place of arbitration shall be Brussels, London or Luxembourg, as mutually agreed by the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized respective representatives.




SCM MICROSYSTEMS, INC.                    GEMPLUS, SCA

By:                                       By:
   -------------------------                 --------------------------
Name:                                     Name:
     -----------------------                   ------------------------
Title:                                    Title:
      ----------------------                    -----------------------

                                   EXHIBIT A

                        GEMPLUS PATENTS LICENSED TO SCM
      ------------------------------------------------------------------
      GEMPLUS REFERENCE       PATENT REFERENCE        FILING DATE
      ------------------------------------------------------------------
      [*]                     [*]                     [*]
      ------------------------------------------------------------------


                                   EXHIBIT B

                        SCM PATENTS LICENSED TO GEMPLUS
      ------------------------------------------------------------------

      PATENT REFERENCE                           FILING DATE
      ------------------------------------------------------------------
      [*]                                       [*]

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* CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
  THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.